UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2026

StablecoinX Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43372	39-3052555
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6160 Warren Parkway, Suite 100
Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

(302) 803-6849

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	USDE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	USDEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2026, StablecoinX Inc. (the “Company”) and its subsidiary, StablecoinX Assets Inc. (“SC Assets”) entered into a Waiver Letter (the “Waiver Letter”) with Ethena OpCo Ltd. (“Ethena OpCo”) and the Ethena Foundation (the “Foundation,” and together with Ethena OpCo, the “Ethena Parties”).

Pursuant to the Waiver Letter, the Ethena Parties agreed, effective as of October 5, 2026 (the “Waiver Effective Date”), to permanently waive, release and terminate all lock-up, vesting and unlocking restrictions (collectively, the “Lock-Ups”) applicable to the ENA tokens held by, or deliverable to, the Company and its subsidiaries (the “Subject ENA Tokens”), including the 48-month contractual lock-up pursuant to the terms of those certain token purchase agreements applicable to the Subject ENA Tokens purchased by the Company as part of the PIPE in connection with its business combination with TLGY Acquisition Corporation. The Waiver Effective Date aligns with the lock-up release date that the Foundation already announced for other ENA token holders.

The Waiver Letter also establishes a framework for the Company to sell ENA tokens to fund working capital and strategic requirements in connection with activities that are value-accretive to the Ethena ecosystem (each, a “Funding Sale”). To effect a Funding Sale, the Company must provide the Foundation with not less than five (5) business days’ prior written notice, during which the Foundation may elect to acquire all or any portion of the ENA at the proposed price, with the Company permitted to proceed if the Foundation does not respond or exercise such right within the notice period.

Notwithstanding the foregoing, any sale, transfer or other disposition of ENA by the Company will continue to require the prior written consent (which shall not be unreasonably withheld) of the Foundation under Section 4.2(b) of the Amended and Restated Collaboration Agreement, dated September 5, 2025, by and among the Company, SC Assets and the Ethena Parties (the “Collaboration Agreement”). Furthermore, the waiver does not affect any restriction arising under applicable law or regulation, or the Company’s other obligations under the Collaboration Agreement.

The foregoing description of the Waiver Letter does not purport to be complete and is qualified in its entirety by reference to Waiver Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Waiver Letter, dated as of September 14, 2026, by and among StablecoinX Inc., StablecoinX Assets Inc., Ethena OpCo Ltd. and the Ethena Foundation.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2026

StablecoinX Inc.

By:	/s/ Young Cho
Name:	Young Cho
Title:	Chief Financial Officer